Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-Q of Pay By The Day Holdings, Inc. for the quarter ending May 31, 2009, I, Jordan Starkman, Chief Executive Officer and Chief Financial Officer of Pay By The Day Holdings, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ending May 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such quarterly report of Form 10-Q for the quarter ending May 31, 2009, fairly represents in all material respects, the financial condition and results of operations of Pay By The Day Holdings, Inc.

Date: July 20, 2009

Pay By The Day Holdings, Inc.

/s/ Jordan Starkman
Jordan Starkman President, Chief Executive Officer Chairman of the Board of Directors Chief Financial Officer, Controller, Principal Accounting Officer